GENERAL BY-LAWS OF THE CORPORATION

BY-LAW NUMBER 1

These general by-laws of the Corporation, also referred to as by-law number 1 have been adopted by a resolution of the Board of directors and confirmed by a resolution of the shareholders, in accordance with the Act.

PART I COMMON RULES

CHAPTER 1 GENERAL DISPOSITIONS

1 APPLICATION

1.01 PART I. The common rules contained in part I of the general by-laws shall remain in force at all times.

1.02 PART II. Part II of the general by-laws shall apply whenever the Corporation has more than one director and/or shareholder.

1.03 PART III. Part III of the general by-laws shall apply whenever the Corporation has one director and shareholder, who do not have to be the same person.

2 DEFINITIONS

2.01 DEFINITIONS IN THE BY-LAWS. Unless there exists an express provision which contradicts the following definitions or unless the context clearly indicates otherwise, in the by-laws of the Corporation the expression:

«Act» means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as amended by S.C. 1985, c. 19 and S.C. 1986, c. 35 and any amendment thereto, either past or future, as well as any Act which may replace it, in whole or in part. In the case of such replacement, any reference to a section of the Act shall be interpreted as being a reference to the equivalent section of the replacing Act;

«articles» means the original or restated articles of incorporation, articles of amendment, articles of amalgation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival and includes any amendments thereto;

«auditor» includes a partnership of auditors;

«by-laws» means the present by-laws as well as any other by-law in force, and includes any amendments to the said by-laws;

«directors» or «Board of directors» means those persons whose names appear in the latest notice sent to the Director in accordance with sections 101 and 108 of the Act as well as any other person occupying the position of director and includes the sole director and any de facto director;

«person» includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative or any legal entity wherever or however incorporated;

«powers reserved for the directors» refers to the duties which according to section 115(3) of the Act must be performed by the directors, including, to:

a) submit to the shareholders any question or matter requiring the approval of the shareholders;
b) fill a vacancy among the directors or in the office of auditor;
c) issue securities;
d) declare dividends;
e) purchase, redeem or otherwise acquire shares issued by the Corporation;
f) pay a commission referred to in section 41 of the Act;
g) approve a management proxy circular referred to in Part XIII of the Act;
h) approve a take-over bid circular or directors' circular referred to in Part XVII of the Act;
i) approve any financial statements referred to in section 155 of the Act; or
j) adopt, amend or repeal by-laws;

«representative» means any director, officer or mandatory of the Corporation as well as any other person who, at the request of the Corporation, acts as director, officer or mandatory of a body corporate of which the Corporation holds shares or is a creditor;

«resolutions of the sole director» means the written resolutions signed by the sole director who alone exercises all the powers of the Corporation except those which the Act or a written declaration of the sole shareholder reserves expressly for the sole shareholder;

«resolutions of the sole shareholder» means the written resolutions signed by the sole shareholder of the Corporation who holds all the powers of a general meeting of the shareholders by himself;

«unanimous shareholders agreement» or «unanimous agreement» means the otherwise lawful agreement, that in accordance with article 146 of the Act, restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation and which is entered into by all the shareholders and one or more persons who are not shareholders and includes the written declaration to the same effect of the beneficial owner of all the issued shares of the Corporation.

2.02 DEFINITIONS IN THE ACT. Except for the preceding definitions, words and expressions defined in the Act have the same meaning in the by-laws.

3 INTERPRETATION

3.01 RULES OF INTERPRETATION. Terms used in the singular include the plural and vice-versa, and terms used in the masculine gender include the feminine gender and vice-versa.

3.02 DISCRETION. Unless otherwise provided, where the by-laws confer a discretionary power upon the directors, they shall exercise such power as contemplated, with integrity, in good faith and in the best interests of the Corporation. The directors may also decide not to exercise such power. No provision contained in these by-laws shall be interpreted so as to give the directors greater powers than provided in the Act.

3.03 PRIMACY. In case of contradiction between the Act, the unanimous shareholder agreement, the articles and the by-laws of the Corporation; the Act shall prevail over the unanimous shareholder agreement, the articles and the by-laws; the unanimous shareholder agreement shall prevail over the articles and the by-laws, and the articles shall prevail over the by-laws.

3.04 TITLES. Titles used in the by-laws serve merely as references and they shall not be considered in the interpretation of the terms or the provisions contained therein.

CHAPTER 2 THE CORPORATION

4 REGISTERED OFFICE

4.01 PLACE AND ADDRESS. The registered office of the Corporation shall be situated in the place within Canada specified in its articles and at the address indicated in the last notice of registered office sent to the Director.

4.02 CHANGE OF ADDRESS. The directors may by resolution change the address of the registered office of the Corporation within the place specified in its articles. The President and/or the Secretary or any other representative designated by the directors shall send, within 15 days, a notice of such change to the Director and the change of address of the registered office will take effect when such notice is received by the Director.

4.03 CHANGE OF PLACE. The directors may transfer the registered office of the Corporation to another place by amending its articles and such transfer shall take effect on the date indicated on the certificate of amendment.

4.04 NOTICES TO THE CORPORATION. Any notice or document to be sent to or served upon the Corporation may be sent by registered or certified mail to the address of the registered office indicated in the last notice filed under section 19 of the Act, and the Corporation shall be deemed to have received such notice or document on the date normal delivery of mail would have been made, unless reasonable doubt to the contrary exists.

5 CORPORATE SEAL, LOGO AND TRADE NAMES

5.01 FORM. Unless otherwise decided by the Board of directors, the form of the corporate seal shall be a circular die capable of embossing paper and will bear the words " THE MAD SCIENCE GROUP " as well as the MAD SCIENCE logo and a reference to the incoproration: 2946033 CANADA INC.

5.02 LOGO. The Corporation may adopt a logo whose specifications shall be determined by the Board of directors.

5.03 FACSIMILE OF THE SEAL. If the Corporation carries on business outside the province in which its registered office is located, it may adopt a facsimile of its seal. Unless otherwise decided by the Board of directors, the facsimile shall contain the name of the Corporation and/or its version in the language of the province, state or country where the facsimile will be used as well as the year of its incorporation and the name of the province, state or country in which it is registered.

5.04 CONSERVATION OF THE SEAL. The seal shall be kept at the registered office of the Corporation or at any other location determined by any of the persons authorized to use it.

5.05 CONSERVATION OF THE FACSIMILE. The facsimile of the seal shall be kept at the principal place of business of the Corporation situated in the province, state or country where it is used, or at any other location determined by any of the persons authorized to use it.

5.06 USE OF THE SEAL. The use of the seal on documents emanating from the Corporation shall be authorized by one of the following persons:

a) the Managing Director;
b) the President;
c) any Vice-President;
d) the Secretary;
e) the Treasurer;
f) any other representative designated by the Board of directors.

a sample of such seal impression is embossed in the margin at the right side hereof:

5.07 USE OF THE FACSIMILE. The Board of directors shall determine the representatives authorized to use the facsimile of the seal of the Corporation and only such an authorized representative may affix the facsimile on a document emanating from the Corporation.

5.08 VALIDITY. Third persons acting in good faith may presume that documents to which the seal of the Corporation has been affixed and which emanate from one of its directors, officers or other representatives are valid.

5.09 TRADE NAMES. The Corporation may adopt one or more trade names so as to identify itself by a name other than its corporate name. In any case, the corporate name must be set out in legible characters in all negotiable instruments, contracts, invoices and orders for goods and services.

6 BOOKS AND REGISTERS

6.01 CORPORATE BOOK. The Corporation shall obtain one or more books in which the following documents may be kept:

a) the articles of the Corporation as well as any related certificate;
b) the by-laws of the Corporation and their amendments;
c) a copy of the unanimous shareholder agreement;

d) the minutes of meetings and resolutions of the Board of directors, its committees and the shareholders;

e) a copy of all lists and notices with regard to the composition of the Board of directors filed with the Director under sections 106 and 113 of the Act;

f) a copy of all notices of address of registered office filed with the Director under section 19 of the Act;

g) a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder; the number of securities held by each security holder; and the date and particulars of the issue and transfer of each security;

h) a list of the directors indicating their names, addresses, occupations and citizenships as well as the beginning and the end of their terms of office;

i) a list of the shareholders indicating their names, addresses and occupations as well as the date of registration as a shareholder and, if such is the case, the date on which they ceased to be registered;

j) a list of transfers indicating the designation of the securities transfered, the number and date of transfer, the names of the transferor and the transferee, the number of securities transfered as well as the certificate numbers being cancelled and issued.

6.02 ACCOUNTING RECORDS. The Corporation shall prepare and maintain adequate accounting records. Where accounting records of the Corporation are kept at a place outside Canada, there shall be kept at the registered office or other office in Canada accounting records adequate to enable the directors to ascertain the financial position of the Corporation with reasonable accuracy on a quarterly basis.

6.03 ACCESS TO CORPORATE RECORDS. Shareholders and creditors of the Corporation, their agents and legal representatives and the Director may examine the articles and the by-laws of the Corporation, and all amendments thereto, and a copy of any unanimous shareholder agreement; minutes of meetings and resolutions of shareholders; copies of all notices of directors and the address of the registered office filed with the Director; the securities register indicating the names and the latest known address of each person who is or has been a security holder; the number of securities held by each security holder; and the date and particulars of the issue and transfer of each security; during the usual business hours of the Corporation, and may take extracts therefrom, free of charge, and, where the securities of the Corporation issued and in circulation are or were part of a public issue and are held by several persons, any other person may do so on payment of a reasonable fee. Unless otherwise provided in the Act, no shareholder who is not also a director nor any creditor may consult the books and documents of the Corporation except for those specifically mentioned in this paragraph.

6.04 NON-CERTIFIED COPIES. The shareholders are entitled to receive upon request and without charge a non certified copy of the articles and the by-laws of the Corporation and the unanimous shareholder agreement, if any.

PART II THE CORPORATION WITH MORE THAN ONE DIRECTOR AND/OR SHAREHOLDER

CHAPTER 1 REPRESENTATION OF THE CORPORATION

7 DIRECTORS

7.01 NUMBER. The Board of directors shall determine the exact number of directors of the Corporation within the limits indicated in its articles, and failing such a decision, the number of directors of the Corporation shall be the number of directors whose names appear on the latest notice of directors filed with the Director. Unless article 105(4) of the Act applies, a majority of the members of the Board of directors must be resident Canadians. The Corporation may amend its articles to increase or, subject to article 107(h) of the Act, decrease the number or the minimum or maximum number of directors, but no such decrease shall shorten the term of an incumbent director.

7.02 QUALIFICATIONS. Unless the articles of the Corporation or a unanimous shareholder agreement otherwise provide, a director is not required to hold shares issued by the Corporation. Any natural person may be a director; except anyone who is less than eighteen years of age; anyone who is of unsound mind and has been so found by a court in Canada or elsewhere; a person who is not an individual; or a person who has the status of bankrupt.

7.03 ELECTION. The shareholders of the Corporation shall elect its directors at each annual meeting or at a special meeting. If a change is made in the composition of the Board of directors, the Corporation shall send a notice of change of directors to the Director in accordance with section 113(1) of the Act.

7.04 MANDATE. Unless the office of an incumbent director ends before term, a director shall hold office for one year or until his successor is elected. A director whose term of office has ended may be re-elected. A director named in the notice referred to in section 113(1) of the Act shall hold office from the date of issue of the certificate of incorporation until his successor is elected.

7.05 RESIGNATION. A director may resign by forwarding a letter of resignation, to the registered office of the Corporation, by certified or registered mail or by messenger. The resignation of a director must be approved by the Board of directors and if such approval is given, the resignation becomes effective at the time the written resignation is sent to the Corporation or at any other later time which is agreed upon.

7.06 REMOVAL. The shareholders may by ordinary resolution at a special meeting remove any director from office. Where the holders of any class or series of shares of the Corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. A director who receives a notice or otherwise learns of a meeting of shareholders called for the purpose of removing him from office, in

accordance with section 110 of the Act, is entitled to submit to the shareholders, orally or in writing, the reasons why he opposes the resolution proposing his removal. The shareholders may by ordinary resolution fill a vacancy caused by the dismissal of a director at the same meeting in which he was removed.

7.07 END OF MANDATE. A director of the Corporation ceases to hold office when he dies or resigns, when he is removed from office or ipso facto when he becomes disqualified from serving as a director. A director of the Corporation shall also cease to hold office if the Corporation declares bankruptcy.

7.08 REPLACEMENT. Subject to sections 109(3), 111(3), 111(4) and 114(3) of the Act, and unless the articles indicate otherwise, the directors may, if a quorum exists, fill a vacancy in their numbers. If the vacancy can not be filled by the directors, they shall call, within thirty (30) days, a special meeting of shareholders expressly to fill the vacancy. If there are no directors then in office or if the directors fail to convene such a meeting within the above delay the latter may be called by one or more shareholders holding not less than five (5) per cent of the issued shares of the Corporation. If there are no directors in office and no shares of the Corporation have been issued, the last director is deemed to have subscribed for one share of the Corporation and this share is deemed to have been issued, thirty (30) days before such last director ceased to hold office. When this share is issued, the Corporation will lend to the last director an amount equivalent to the book value of the share and will use the proceeds of this loan to pay for the share so issued. The new shareholder or his successors, heirs or rightful claimants shall then forthwith elect a new Board of directors. Any vacancy on the Board of directors is filled by an ordinary resolution of the shareholders or, if such be the case, by the holders of a class or series of shares having an exclusive right to elect the director whose office is vacant. Any director appointed to fill a vacancy shall hold office for the unexpired portion of his predecessor's term and shall remain in office until his successor is appointed. The Corporation shall send to the Director the required notice of change in the composition of the Board of directors.

7.09 DE FACTO DIRECTOR. The act of a director or of a person acting as a director is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification as a director, and notwithstanding the fact that the notice with regard to the composition of the Board of directors filed with the Director is incomplete, irregular or erroneous.

7.10 NOTICES TO DIRECTORS. The notices or documents required by the Act and its regulations, the articles or the by-laws of the Corporation, or a unanimous shareholder agreement, to be sent to the directors, may be sent by prepaid mail or delivered personally to the directors, at their latest address indicated in the Books of the Corporation or the most recent notice prescribed by sections 106 and 113 of the Act.

7.11 REMUNERATION AND EXPENSES. The directors may fix their own remuneration without the necessity of adopting a resolution to this effect. Unless otherwise provided, such remuneration is in addition to any other remuneration received for another office or employment with the Corporation. A director may receive advances and shall be reimbursed for all expenses incurred in the execution of his office.

7.12 POWERS. The directors are endowed with all the powers of the Corporation, except those which the Act expressly reserves for the shareholders. Despite the absence of shareholders' approval, the directors may gratuitously dispose of corporate assets, even for substantial amounts, provided that such donations are made in the best interests of the Corporation.

7.13 FUNCTIONS. The directors are considered as the mandatories of the Corporation. They have the powers and duties established by the Act as well as those that normally relate to their office.

7.14 CONFLICT OF INTEREST. Any director or an officer who is party to a material contract or proposed material contract with the Corporation or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose the nature and extent of his interest at the time and in the manner prescribed by the Act. All such contracts or proposed contracts shall be referred to the Board of directors or to the shareholders for their approval, even if under normal circumstances the contract or proposed contract would not require such approval, and a director who has any interest whatsoever in such a contract shall not have the right to vote on any resolution concerning its approval, except as permitted in the Act.

7.15 DISCLOSURE OF INTEREST. By accepting office, a director is deemed to have given a general notice to the Corporation and to the other directors in which he disclose his interest in any contract with respect to his remuneration, compensation, indemnification or insurance relating thereto. This clause shall be deemed to constitute sufficient disclosure in accordance with article 120(6) of the Act. Any inscription in the disclosure of interest register, if the Corporation has such a register, shall be deemed to constitute a sufficient general disclosure of interest from a director in accordance with article 120(6) of the Act.

7.16 BY-LAWS. Unless otherwise provided in the articles, by-laws or the unanimous shareholder agreement, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the Corporation. The directors shall submit a by-law, or an amendment or a repeal of a by-law, made under this paragraph, to the shareholders at the next annual meeting of shareholders. The shareholders may, by way of an ordinary resolution, confirm, reject or modify such by-law, amendment or repeal. A by-law, an amendment or a repeal of a by-law shall take effect on the date of the directors' resolution in which it is adopted; and after confirmation or modification by the shareholders it shall continue in effect in its original form or as modified, which ever is the case. However, a by-law ceases to be in effect if it is rejected by the shareholders or if the directors fail to submit it to the first annual meeting of shareholders following its adoption by the directors. Furthermore, if a by-law is rejected by the shareholders or if the directors fail to submit it to the shareholders at the next annual meeting of shareholders, any new resolution by the directors with essentially the same object can not take effect until after it is confirmed or modified by the shareholders.

7.17 BANKING. Banking and financial operations of the Corporation shall be carried on with the banks or other financial institutions designated by the directors. The directors shall also designate one or more persons to carry out the banking or financial operations on behalf of the Corporation.

7.18 FINANCIAL YEAR. The date of the end of the financial year of the Corporation shall be determined by the directors.

8 MEETINGS OF THE DIRECTORS

8.01 CONVENING OF MEETINGS. Meetings of directors may be convened at any time by the President, any Vice-President, the Secretary or any two directors. A notice specifying the place, date and hour of such meeting shall be sent to each director by mail or delivered personally to him, at his latest address as shown in the records of the Corporation or in the most recent notice filed under sections 106 and 113 of the Act. Notice of meeting shall be sent at least two clear juridical days prior to the meeting. It need not specify the purpose of, nor the business to be transacted at the meeting but it shall specify any matter respecting the powers reserved for the directors. A director is deemed to have received notice of the said meeting within the normal delay of postal delivery unless reasonable motives exist to indicate that such notice was not received within the normal delay or was not received at all. If the address of a director does not appear in the records of the Corporation, the notice may be sent to the address, where in the judgement of the sender, it is most likely to be received by the director with a minimum of delay.

8.02 ANNUAL MEETING. Immediately after the first meeting of the shareholders and immediately after the annual meeting of the shareholders in each subsequent year, a meeting of the newly elected directors shall be held, provided that a quorum exists, for the purposes of appointment of the officers and other representatives of the Corporation; the accountant, if one is to be appointed; and for the transaction of any other business that may come before it. Such meeting shall be held without notice unless a decision respecting the powers reserved for the directors is contemplated.

8.03 REGULAR MEETINGS. The directors may determine the place and date where regular meetings of the Board will be held. A copy of any resolution establishing the place, the date and the time of a regular meeting shall be sent to all directors immediately after its adoption, and then no further notice for a regular meeting will be required unless a proposal relating to the powers of the directors is contemplated.

8.04 EMERGENCY MEETING. A meeting of directors may be called by any means, at least three hours before the meeting, by any person who has the power to convene a meeting of directors, if, according to such person it is urgent that such meeting be held. Such notice shall be considered sufficient and the meeting so called shall be valid.

8.05 WAIVER OF NOTICE. A director may, verbally or in writing, waive his right to receive a notice of meeting of the Board of directors, to any adjournment thereof or to the delay indicated in such notice. A waiver of notice may be given before, during or after the meeting of directors. His attendance at the meeting is a waiver of notice, except where he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds among others that the meeting is not lawfully called. The signature of the resolutions in lieu of a meeting is also a waiver of notice of the convening and the holding of an actual meeting.

8.06 PLACE OF MEETINGS. Meetings of the directors shall be held at the registered office of the Corporation or at any other place, in Canada or elsewhere, which the directors may determine.

8.07 QUORUM. Subject to the articles and the by-laws of the Corporation, the quorum at a meeting of the Board of directors shall be a majority of the directors in office. The quorum shall be maintained for the duration of the meeting.

8.08 CANADIAN MAJORITY. The Board of directors shall not transact any business at a meeting of directors unless a majority of directors present are resident Canadians, except for the filing of a vacancy on the Board caused otherwise than by an increase in the number or minimum number of directors required by the articles or by the failure to elect the number or minimum number of directors required by the articles. Notwithstanding the above, directors may transact business at a meeting of directors where a majority of resident Canadian directors is not present if a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facility the business transacted at the meeting and a majority of resident Canadian directors would have been present had that director been present at the meeting.

8.09 PRESIDENT AND SECRETARY. The President of the Corporation or, in his absence, any Vice-President shall preside over all meetings of directors, and the Secretary of the Corporation shall be the secretary of the meeting. In their absence, the directors shall choose a chairman from their number, and if necessary, any other person competent to serve as secretary of the meeting.

8.10 PROCEDURE. The chairman of a meeting of directors shall be responsible for the proper conduct of the meeting and shall submit any proposal upon which a vote of the directors is required. He shall establish reasonable and impartial rules of procedure to be followed, subject to the Act, the by-laws of the Corporation, and those rules normally followed by deliberative assemblies. Failure by the chairman to present a proposal at a meeting shall entitle any director to do so before the said meeting adjourns or ends. If such proposition falls within the powers of the directors, they may consider the proposal without it having been seconded and provided that mention of such proposal is not required in a notice of meeting.

8.11 VOTE. Any question submitted to the Board of directors shall be decided by a majority vote of directors present and voting. Each director may cast one vote and voting shall be by show of hands unless the chairman of the meeting or a director present at such meeting requests a ballot. If a ballot is held, the secretary of the meeting shall serve as scrutineer and count the ballots. In either case, if one or more directors attend a meeting by means of a technical device, they shall indicate verbally, to the secretary, the manner in which they cast their vote. Voting by proxy is not permitted at any meeting of directors. In the case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

8.12 COMMUNICATION BETWEEN DIRECTORS. One, several or all the directors may, with the consent of all the other directors of the Corporation, which may be given before, during or after a meeting, participate in a meeting of the Board of directors by means of a technical device, such as a telephone, which permits them to communicate with the other directors or persons attending the meeting. Such directors are deemed to have attended the meeting which is deemed to have been held in Canada and to be composed of a majority of resident Canadians, if the majority of the directors who participate in person or by means of a technical device are resident Canadians. A meeting held using such technical means may decide on any question, including the adoption of a by-law, the powers reserved exclusively for the directors or the replacement of a director. A director may also disclose any conflict of interest at such meeting. The secretary shall keep minutes of such meetings and shall record any dissent in accordance with article 123 of the Act. The declaration of the president and the secretary of a meeting so held to the effect that a director participated at the meeting is valid unless proven otherwise. In the case of an interruption in the communication with one or several directors, the meeting shall be validly constituted if a quorum is maintained.

8.13 RESOLUTIONS IN LIEU OF MEETING. A written resolution, signed by all the directors entitled to vote on that resolution at a meeting of the Board of directors, is as valid as if it had been adopted at the meeting. Copies of all such resolutions shall be kept with the minutes of the proceedings of the Board of directors.

8.14 ADJOURNMENT. The chairman of a meeting of directors may, with the consent of the majority of directors present, adjourn the meeting to another time and place. The resumption of any meeting so adjourned may take place without formal notice. If a quorum of directors is present at the reconvened meeting, the directors may validly transact any business which was not completed at the original meeting. The directors who constituted the quorum at the original meeting need not be those constituting the quorum at the reconvened meeting. If a quorum of directors does not exist at the commencement of the reconvened meeting, the meeting is deemed to have ended at the time adjournment was announced.

8.15 VALIDITY. Decisions made during a meeting of the directors are valid notwithstanding an irregularity in the election or appointment or a defect in the qualification of one or more directors.

9 OFFICERS AND OTHER REPRESENTATIVES

9.01 APPOINTMENT. Subject to the provisions of the articles, the by-laws or a unanimous shareholder agreement, the directors may appoint any capable person, who need not be a shareholder or director of the Corporation, as the President, Vice-President, Treasurer or Secretary, and designate assistants to such officers. The directors or the President, with their consent, may also create any other office and name capable persons, whether shareholders or not, to represent the Corporation and perform the duties they determine. Such representatives may delegate the powers that they have received from the directors, and also those that normally relate to their office.

9.02 PLURALITY. The same person may hold more than one office of the Corporation, provided that a conflict does not arise in the exercise of such offices. Where the Secretary is also the Treasurer, he may be designated as the «Secretary-Treasurer».

9.03 TERM. The term in office of a representative of the Corporation shall begin with his acceptance of office and such acceptance may be inferred from his actions. He shall remain in office until his replacement is appointed by the directors or until his mandate ends before term in accordance with paragraphs 9.04 to 9.06 herein.

9.04 RESIGNATION. A representative may resign by sending a letter of resignation to the registered office of the Corporation by certified or registered mail or by messenger. The resignation of a representative must be approved by the Board of directors and if such approval is given, the resignation takes effect when the written resignation is received by the Corporation or at any later date specified therein. The resignation of a representative is subject to the provisions of any employment contract between him and the Corporation, if such contract exists. The resignation of an officer can not take place at a time which is prejudicial to the Corporation.

9.05 REMOVAL. The Board of directors may remove any representative of the Corporation from office and may choose his replacement. The dismissal of a representative however, is subject to the provisions of any employment contract between him and the Corporation, if such contract exists.

9.06 CEASING TO HOLD OFFICE. A representative ceases to hold office when he dies, is interdicted, becomes bankrupt, has a change in status which affects his civil capacity, completes his mandate or upon the expiry of his term of office.

9.07 REMUNERATION AND INDEMNIFICATION. The Corporation shall indemnify its representatives for damages suffered in the execution of their offices, provided they are not at fault. The remuneration of representatives of the Corporation shall be fixed by the directors without having to adopt a resolution to this effect. Unless indicated otherwise, such remuneration is in addition to any other remuneration received for another office or employment with the Corporation. The mandate of a representative is non-remunerative unless otherwise decided or if there is a contract to the contrary and the rights of the representative in virtue of the quasi-contract of negotiorum gestio and unjustified enrichment are respected.

9.08 POWERS. The representatives of the Corporation shall have the powers that have been delegated to them by the directors as well as those powers which normally relate to their office. Their mandate may be general or specific and it is established either by the Act, the by-laws of the Corporation or by a decision of the Board of directors. The representatives may perform any act which is normally related to their office and is required to perform their functions. The directors may delegate to the representatives all their powers, except those reserved exclusively for the directors. In case of absence, incapacity, negligence or refusal to act or for any other reason that the directors deem sufficient, they may delegate the powers of a representative to any other person for a period of time that they deem appropriate.

9.09 DUTIES. The representatives shall act, within the limits of their respective mandates, in the best interests of the Corporation. They are deemed to have acted within the limits of their mandate when such mandate is carried out to the best advantage of the Corporation. A representative shall be liable to the Corporation for acts performed alone which he was only authorized to do in conjunction with one or more other representatives. Representatives are presumed to have acted with appropriate skill and all the care of a prudent administrator if they rely on the opinion or report of an expert to make a decision.

9.10 PRESIDENT. The President of the Corporation shall be its chief executive officer, under the control of the directors. He shall supervise, administer and generally manage the affairs of the Corporation, except for the powers reserved for the directors and for the business which must be transacted by the shareholders at general meetings. He shall hire and dismiss the agents and the employees of the Corporation and he shall exercise all the powers and duties delegated to him by the Board of directors. He shall give, when requested by one or more directors, all relevant information relating to the business of the Corporation to them, and he shall preside at all meetings of the directors and shareholders, if present.

9.11 VICE-PRESIDENT. In case of absence, incapacity, negligence or refusal to act by the President, the Vice-President shall exercise all the powers and perform the duties of the President. If there is more than one Vice-President, the President may designate any Vice-President to act on his behalf and if the President fails to do so, the directors may designate such Vice-President; failing such designation by the directors, the Vice-Presidents shall act on the basis of seniority.

9.12 TREASURER. The Treasurer shall manage the finances of the Corporation. He is responsible for all funds, securities, books, receipts and other documents of the Corporation. He shall deposit all money and other valuables in the name and to the credit of the Corporation in the bank or other financial institution chosen by the directors. He shall submit at each meeting of directors, whenever required by the President or a director, a detailed accounting of the financial situation of the Corporation including its receipts and disbursements. He shall present a detailed financial statement of the Corporation, prepared in accordance with the Act, at the directors meeting immediately following the annual general meeting of the shareholders. He shall be responsible for receiving and giving receipts for amounts due to and for paying and receiving receipts for amounts payable by the Corporation. He shall perform such other duties which relate to the office of treasurer as well as those powers and duties determined by the directors. The directors may appoint an Assistant-Treasurer to help the Treasurer perform his duties.

9.13 SECRETARY. The Secretary shall act as secretary of all meetings of the Board of directors, its committees and the shareholders. He shall insure that all notices are given in accordance with the Act and the by-laws of the Corporation and shall keep the minutes of meetings of the Board of directors, its committees and the shareholders in the corporate book. He shall be the custodian of the corporate seal and shall be responsible for the preparation and conservation of books, registers, reports, certificates and other documents of the Corporation. He is also responsible for the

filing of the records of the Corporation. He shall countersign the minutes and share certificates of the Corporation and shall perform such other duties as are delegated to him by the President or the directors. An Assistant-Secretary shall have the powers and the duties delegated to him by the directors or by the Secretary.

9.14 SECURITY. The directors, the President or any person duly authorized by any one of them, may require that an officer, representative or employee of the Corporation post a security bond to guarantee the proper performance of his powers and duties. This security bond shall be in such form and shall contain such guarantees that the directors may determine.

9.15 CONFLICT OF INTEREST. An officer shall disclose his interest in any material contract or proposed material contract with the Corporation. The rules regarding the disclosure of interest by the directors shall apply mutatis mutandis to the officers. In particular, an officer may make a general disclosure of interest in accordance with section 120(6) of the Act and paragraph 7.15 herein.

9.16 SIGNING OF DOCUMENTS. Contracts, documents and written instruments requiring the signature of the Corporation may be signed by the President alone or by two persons holding the office of Vice-President, director, Secretary, Treasurer, Managing Director or by their duly authorized assistants. The directors may also designate any other person to sign and deliver on behalf of the Corporation all contracts, documents and written instruments. The words «contracts, documents and written instruments» include, among others, deeds, hypothecs, pledges, transfers and assignments of any kind, agreements, receipts and discharges, bonds, debentures and other securities and cheques and other bills of exchange of the Corporation.

9.17 MECHANICALLY REPRODUCED SIGNATURE. The directors may authorise the signature appearing on the contracts, documents and written instruments emanating from the Corporation to be mechanically reproduced. The signature of resolutions in lieu of meetings of directors and shareholders may also be mechanically reproduced, including the use of a stamp as signature.

9.18 REPRESENTATIVES TO OTHER CORPORATE BODIES. The directors may authorize any person to sign and convey proxies or other proof of the right to vote attached to shares or securities held by the Corporation, and to assure that the proper ballots are issued. The directors may, from time to time, determine the manner in which and designate one or more persons by whom all rights to vote shall be exercised.

9.19 LEGAL PROCEEDINGS. The President, any officer or other person authorized by the directors are respectively authorized to appear and to answer for the Corporation with respect to all writs, orders, interrogatories upon articulated facts issued by any court; to answer in the name of the Corporation with respect to any seizure by garnishment in which the Corporation is garnishee and to make any affidavit or sworn declaration relating to such seizure or to any proceeding to which the Corporation is

made a party; to make demands of abandonment or petitions for winding-up or sequestration orders against any debtor of the Corporation, to attend and vote at any meeting of the creditors of the debtors of the Corporation; to grant proxies and to undertake, with respect to such proceedings, any action they deem in the best interest of the Corporation.

10 EXECUTIVE COMMITTEE AND MANAGING DIRECTOR

10.01 APPOINTMENT. The directors may create an executive committee and appoint its members. Such appointments normally take place at the meeting of the Board of directors following the annual meeting of shareholders.

10.02 QUALIFICATIONS. The members of the executive committee shall be chosen from among the directors. A majority of the members of the executive committee shall be resident Canadians, except as provided in section 105(4) of the Act.

10.03 END OF MANDATE. The mandate of a member of the executive committee shall terminate by reason of his death, resignation, removal by the directors, disqualification from serving as a director or when his successor is appointed. His mandate also terminates when he ceases to be a director.

10.04 OTHER COMMITTEES. The directors may also create any other committee that they deem necessary and appoint any person to serve thereon, whether he is a director of the Corporation or not.

10.05 REMOVAL AND REPLACEMENT. The directors may remove from office any member of the executive committee or any other committee. They may fill any vacancy which occurs on any committee at a meeting called for this purpose.

10.06 POWERS. Subject to section 115(3) of the Act, the executive committee shall exercise all the powers delegated to it by the Board of directors in the management and control of the operations of the Corporation except those which require the approval of the shareholders and those which are reserved for the directors. The executive committee shall render account to the directors and the latter may reverse or modify any decision or action taken by the committee, subject to the rights of third parties. The executive committee shall consult with and help the representatives of the Corporation in all matters concerning the Corporation and its management. The powers of other committees are limited to those delegated to them by the directors and such committees shall only have access to such information as the directors determine.

10.07 MEETINGS. Meetings of the executive committee and other committees are subject <u>mutatis mutandis</u> to the rules and procedures which govern the <u>meetings of the Board of</u> directors. A majority of the members shall constitute a quorum for such meetings.

10.08 MANAGING DIRECTOR. The directors may appoint from their number a Managing Director of the Corporation. Such officer shall be a resident Canadian. The directors may delegate all their powers to the Managing Director except those powers reserved for the directors.

10.09 TERM OF MANAGING DIRECTOR. The term in office of the Managing Director shall end upon his death, resignation, dismissal, replacement or disqualification from serving as a director. His term in office shall also end when he ceases to be a director or a resident Canadian.

10.10 REMUNERATION. The directors shall determine the remuneration of the members of the executive committee, other committees and the Managing Director. Unless otherwise provided, such remuneration shall be in addition to any other remuneration received for another office or employment with the Corporation.

10.11 INDEMNIFICATION. Members of the executive committee, other committees and the Managing Director have the right to be indemnified by the Corporation for expenses incurred in the performance of their duties. Such indemnification shall be made in conformity with paragraphs 12.02 to 12.08 herein.

11 DIVISIONS

11.01 CREATION. The directors may divide the activities of the Corporation into divisions or subdivisions by such criteria and for such purposes that they determine. They may also consolidate divisions or subdivisions by such criteria that they determine.

11.02 MANAGEMENT. The directors or the President with the consent of the Board of directors, may name one or more officers to manage a division or subdivision and may determine their powers, conditions of employment and remuneration. Officers of divisions or subdivisions of the Corporation are not necessarily considered as officers of the Corporation.

12 INDEMNIFICATION OF REPRESENTATIVES

12.01 EXONERATION OF LIABILITY. No representative of the Corporation shall be held liable for the acts, negligence or fault of any other person, representing the Corporation or not. In particular, he shall not be held liable for losses incurred by the Corporation because of incapacity, or by way of imperfections in the titles of properties or guarantees acquired by the Corporation, or damages incurred because of the bankruptcy or insolvency of a trustee of the assets of the Corporation.

12.02 INDEMNIFICATION. The Corporation may indemnify a representative, a former representative, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party be reason of being or having been a representative of the Corporation, provided he acted honestly and in good faith with a view to the best interests of the Corporation; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was in lawful.

12.03 LEGAL ACTION BY THE CORPORATION. The Corporation may with the approval of a court indemnify a representative, a former representative, and his heirs and legal representatives in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party be reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action, provided he acted honestly and in good faith with a view to the best interests of the Corporation and he had reasonable grounds for believing that his conduct was lawful.

12.04 CLAIMS. A representative a former representative and his heirs and legal representatives shall be entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by them in connection with the defence of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a representative of the Corporation, if the person seeking indemnity was substantially successful on the merits in his defence of the action or proceeding, and he acted honestly and in good faith with a view to the best interests of the Corporation and he had reasonable grounds for believing that his conduct was lawful.

12.05 LIABILITY INSURANCE. The Corporation may purchase and maintain insurance for the benefit of a representative, a former representative and his heirs and legal representatives against any liability incurred by them in their capacity as a representative of the Corporation, except where the liability relates to their failure to act honestly and in good faith with a view to the best interests of the Corporation, or in their capacity as a director or officer of another body corporate where they act or acted in that capacity at the Corporation's request, except where the liability relates to their failure to act honestly and in good faith with a view to the best interests of the body corporate.

12.06 CONTINUITY. The indemnification provided for in the preceding paragraphs may be obtained even if the person is no longer a director or representative of the Corporation and, in the case of his death, shall be transfered to his heirs, executors and rightful claimants. Such indemnification may also be combined with any other recourse that the representative, a former representative and his heirs and legal representatives may have.

12.07 PAYMENT OF INDEMNITY. Except when ordered by a court, the indemnification of a representative shall only be made if his conduct conforms to the norms of conduct established in the preceding paragraphs, and the conformity of his conduct to the norms will be established in the following manner: a) provided a quorum is attained, by a majority of directors who are not party to such action or suit; or b) if a quorum is not attained or, even if attained and the disinterested directors so decide, by independent legal counsel; or c) by the shareholders of the Corporation.

12.08 PLACE OF ACTION. The obligations of the Corporation with respect to the indemnification of any representative shall continue regardless of where the action or suit is to take place.

CHAPTER 2 SHAREHOLDERS

13 SHARES AND TRANSFER OF SHARES

13.01 SUBSCRIPTION AND ISSUE OF SHARES. The directors shall determine the terms relating to the subscription of shares of the Corporation and shall issue and distribute such shares in conformity with the said terms. A share shall not be issued until the consideration for the share is fully paid.

13.02 CENTRAL AND BRANCH REGISTERS. The directors shall determine the place within Canada where the Corporation shall maintain a central securities register, and failing such a decision, this register shall be maintained at the registered office of the Corporation. The directors may also determine one or more places, within or outside Canada, where branch securities registers shall be kept.

13.03 TRANSFER AGENTS. The directors may designate one or more agents to act as transfer agents of the Corporation and to maintain a central securities register, or if such be the case, branch securities registers. The transfer agent shall keep the registers required for the recording of the issue or transfer of all securities. Share certificates that he issues shall bear his signature and such certificates are not valid unless they are so countersigned.

13.04 JOINT SHAREHOLDERS. When one or more persons are registered in the security register of the Corporation as joint shareholders, any one of them may give a receipt and an aquittance for a dividend, payment of capital, interest and/or redemption or other payment with regard to the shares held jointly.

13.05 DECEASED SHAREHOLDER. In the event of the death of a holder or a joint-holder of any share of the Corporation, the Corporation shall not modify the securities register nor effect any dividend payment or other distribution relating to the above securities unless all the documents required by the Act are submitted and any other reasonable requirements imposed by the Corporation or its transfer agent are satisfied.

13.06 SHARE TRANSFER. A transfer of shares is subject to the restrictions contained in the articles and by-laws of the Corporation and a unanimous shareholder agreement, if any. All transfers of shares shall be registered in the securities register of the Corporation, however no transfer shall be entered nor valid nor authorized to be registered in this register unless the certificate representing the shares to be transfered is returned to the Secretary of the Corporation for cancellation. The Secretary shall inscribe the word cancelled and the date of cancellation on all certificates returned. If no certificate representing the shares to be transferred has been issued by the Corporation, a written document establishing the rights of the transferor shall be given to the secretary prior to the registration of the transfer.

13.07 TRANSFER OF SHARES SUBJECT TO A LIEN. Subject to section 49(8) of the Act, if the articles of the Corporation provide that the shares issued by it may be subject to a lien for a debt owed to the Corporation by a shareholder, the directors may refuse to register the transfer of such share until the debt has been repaid.

13.08 NEW SHAREHOLDER. Any person who, by the provisions of the Act, by transfer or in any other manner, becomes a shareholder of the Corporation shall be bound by any notice or document, if such notice or document was duly sent to the name and address of the person from whom his shares were acquired.

13.09 EXECUTION OF A LIEN. The proceeds of any sale of shares by the directors to execute a lien in favour of the Corporation shall be distributed as follows: firstly, to reimburse the Corporation for all costs with regard to such sale; secondly, to repay all amounts owed by the shareholder to the Corporation and finally; the balance, if any, shall be paid to the shareholder. Such a sale shall not take place prior to the debt becoming due and payable, and until the directors have sent the shareholder, his heirs or legal representatives a notice advising the shareholder that the debt is payable, of the amount of the debt and of their intention to proceed with the sale of his shares unless he pays the debt within 7 days after receipt of the notice.

14 SHARE CERTIFICATES

14.01 CERTIFICATE FORM. Certificates representing shares of the Corporation shall be in the form approved by the Board of directors.

14.02 SIGNATURE OF CERTIFICATES. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture. However a manual signature is not required on a security certificate representing a promissory note that is not issued under a trust indenture, a fractional share, or an option or a right to acquire a security, or a scrip certificate.

14.03 ADDITIONAL SIGNATURES. Subject to section 49(4) of the Act, the directors may determine the additional signatures required on the certificates representing the securities of the Corporation, and such signatures may be printed or otherwise mechanically reproduced thereon, even if the signatories have ceased to hold office.

14.04 JOINT HOLDERS. In the case of securities held jointly, the delivery of a certificate to one of several joint holders is sufficient delivery to all.

14.05 COMPLETE TEXT. The Corporation shall furnish to the shareholders free of cost and on demand, the complete text of the rights, privileges, conditions and restrictions attaching to each category of shares which the Corporation is authorized to issue and, to the extent determined by the directors, to each series of shares, and to the autorization given to the directors to determine the rights, privileges, conditions and restrictions attaching to future series of shares.

14.06 FRACTIONAL SHARES. If fractional shares are issued, the Corporation may issue for each fractional share, a certificate or a scrip certificate payable to the bearer giving the right to a full share in exchange for a corresponding number of scrip certificates. A manual signature is not required on a fractional certificate or a scrip certificate.

14.07 PROOF. In a legal action with regard to a security, unless specifically denied in the pleadings, each signature on the security or in a required endorsement is admitted without the requirement of further proof.

14.08 REPLACEMENT OF CERTIFICATES. Where a shareholder claims, in a written statement, that the share certificate that he owns has been lost, destroyed or stolen and provides a description of the circumstances surrounding such event, the Corporation shall issue a new share certificate to the shareholder provided that:

a) he so requests it before the Corporation has been notified that the share certificate has been acquired by a bona fide purchaser;
b) he furnishes the Corporation with a indemnity bond deemed sufficient; and
c) he satisfies any other reasonable requirements imposed by the directors, President or Secretary of the Corporation.

15 THE AUDITOR OR ACCOUNTANT

15.01 APPOINTMENT OF AUDITOR. Subject to the provisions of the Act which permit the dispensing with the appointment of an auditor and paragraph 15.07 herein, the shareholders shall, by ordinary resolution, at the first annual general meeting of shareholders and at each succeeding annual meeting, appoint an auditor to hold office until the close of the next annual meeting. If the shareholders fail to appoint a new auditor at an annual meeting, the incumbent auditor shall continue to hold office until his successor is appointed. The shareholders may appoint more than one auditor.

15.02 REMUNERATION OF AUDITOR. The remuneration of the auditor shall be fixed by the shareholders or by the directors if this power has been delegated to them by the shareholders.

15.03 QUALIFICATION OF AUDITOR. The auditor shall be independent of the Corporation, any of its affiliates, or its directors or officers. A person is deemed not to be independent if he or his business partner is a business partner, a director, an officer or an employee of the Corporation or any of its affiliates, or a business partner of any director, officer or employee of any such corporation or any of its affiliates; beneficially owns or controls, directly or indirectly, a material interest in the securities of the Corporation or any of its affiliates; or has been a receiver, receiver-manager, liquidator or trustee in bankruptcy of the Corporation or any of its affiliates within two years of his proposed appointment as auditor of the Corporation. The auditor shall resign forthwith if he becomes aware that he is not qualified to act as auditor of the Corporation, unless a court issues an order exempting him from disqualification.

15.04 CEASING TO HOLD OFFICE. The auditor of the Corporation shall cease to hold office when he dies, resigns or is removed from office in accordance with paragraph 15.05 herein. The resignation of the auditor shall take effect on the date on which he sends a written notice of resignation to the Corporation, or at any later date which is specified therein.

15.05 REMOVAL OF AUDITOR. The shareholders of the Corporation may at any time at a special meeting remove the auditor from office. A vacancy created by the removal of the auditor may be filled at the meeting at which the auditor was removed or, if not so filled by the shareholders, may be filled by the directors. Any other vacancy in the office of auditor shall be filled by the directors. The person appointed to replace the auditor shall hold office for the unexpired term of his predecessor.

15.06 STATEMENT OF AUDITOR. The auditor is entitled to submit to the Corporation a written statement giving the reasons for his resignation or the reasons why he opposes any proposed action or resolution regarding his removal from office by the Corporation.

15.07 ACCOUNTANT. If the shareholders of the Corporation decide not to appoint an auditor by way of a resolution unanimously approved by all shareholders, including those not otherwise entitled to vote, the directors may appoint an accountant to prepare the financial statements of the Corporation and to perform such other duties that they decide. The directors shall fix the remuneration of the accountant without having to adopt a resolution to this effect and they shall fill any vacancy which may occur in the office of accountant.

15.08 ACCOUNTANT'S MANDATE. The accountant of the Corporation shall cease to hold office when he dies, resigns or is removed from office by the directors.The resignation of the accountant shall take effect on the date on which he sends a written notice of resignation to the Corporation, or at any later date which is specified therein.

15.09 AUDIT COMMITTEE. The Board of directors may create an audit committee composed of not less than three (3) directors of the Corporation, a majority of whom are not officers or employees of the Corporation, or of any of its affiliates. If the Corporation has issued securities which are or were part of a distribution to the public it shall create an audit committee, unless the Director exempts it from this obligation. Each member of the audit committee shall hold office until he resigns as a director or is replaced by the Board of directors. The directors may fill any vacancy in the audit committee.

15.10 DUTY OF COMMITTEE. The audit committee shall review the financial statements of the Corporation before such financial statements are approved according to the Act. It shall receive notification of any error or mis-statement in a financial statement that the auditor or a former auditor has reported on. Any director or officer of the Corporation shall forthwith notify the audit committee of any error or mis-statement of which he becomes aware in a financial statement that the auditor or a former auditor has reported upon.

15.11 MEETINGS OF COMMITTEE. Meetings of the audit committee shall be subject mutatis mutandis to the rules and procedures which govern the meetings of directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. Meetings of the audit committee may be called by any one of its members or by the auditor.

16 DIVIDENDS

16.01 DECLARATION AND PAYMENT. Subject to section 142 of the Act, the directors may declare and pay dividends to the shareholders according to their respective rights and interests in the Corporation. Such dividends may be paid in money or by issuing fully paid shares of the Corporation. The directors may set aside a reserve fund for the payment of dividends.

16.02 UNCLAIMED DIVIDEND. Any dividend which is not claimed after a period of five (5) years from its declaration date shall be cancelled and returned to the Corporation.

16.03 COMPENSATION. The directors may, at their discression, appropriate in full or in part any dividend payable to a shareholder to repay any debt owed by him to the Corporation.

17 NOTICES AND INFORMATION TO SHAREHOLDERS

17.01 NOTICES TO SHAREHOLDERS. The notices and documents required to be sent to the shareholders by the Act and its regulations, the articles or by-laws of the Corporation and the unanimous shareholder agreement, may be sent by prepaid mail or delivered in person to the shareholder at his latest address indicated in the books of the Corporation. If two or more persons own shares jointly, the notices and documents shall be sent to the joint owner whose name appears first in the books of the Corporation and this will constitute sufficient notice with respect to the other joint shareholders.

17.02 ADDRESSES OF SHAREHOLDERS. Subject to section 51(2) of the Act, the Corporation may consider the shareholders whose names are inscribed in the securities register of the Corporation, as the only persons entitled to receive notices and other documents to be sent to shareholders. Any notice or document sent to such person, in accordance with paragraph 17.01 herein, constitutes sufficient delivery to the heirs, executors, rightful claimants, transferees and other representatives of the shareholder. Each shareholder must provide the Corporation with an address where such notices and documents are to be sent or left, and his failure to do so will be deemed to be a renunciation of his right to receive such notices and documents.

17.03 UNLOCATABLE SHAREHOLDER. The Corporation is not obliged to send notices or documents as required by the Act or its regulations, the articles or the by-laws of the Corporation or the unanimous shareholder agreement, to a shareholder when previous notices have been returned on more than three consecutive occasions, unless the shareholder advises the Corporation in writing of his new address.

17.04 RECORD DATE. For the purpose of determining shareholders entitled to receive payment of a dividend, entitled to participate in a liquidation distribution, or for any other purpose except the right to receive notice of or to vote at a meeting, the directors may fix in advance a date as the record date for such determination of shareholders, but such record date shall not precede by more than fifty days the particular action to be taken. For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a

date as the record date for such determination of shareholders, but such record date shall not precede by more than fifty days or by less than twenty-one days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held; and the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall, not less than seven days before the date so fixed, be given by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

17.05 DISCLOSURE OF INFORMATION TO SHAREHOLDERS. Except as provided by the Act, no shareholder may insist upon being informed concerning the management of the Corporation especially where, in the opinion of the directors, it would be contrary to the interests of the Corporation to render such information public. The directors may determine under which conditions the records and documents of the Corporation may be made available to the shareholders.

17.06 NON-CERTIFIED COPIES. A shareholder of the Corporation is entitled upon request and without charge to a non-certified copy of the articles and by-laws of the Corporation and of any unanimous shareholder agreement.

18 MEETINGS OF SHAREHOLDERS

18.01 MEETINGS IN CANADA. Meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation or at any other place in Canada designated by the directors. Such meetings may be validly held within the territorial limits of Canada on land, at sea or in the air. Meetings held by way of written resolutions in lieu of a meeting are deemed to have been held in Canada.

18.02 MEETINGS OUTSIDE CANADA. Meetings of the shareholders of the Corporation may, with the unanimous consent of all the shareholders having a right to vote at such meetings, be held outside Canada, provided the auditor and all of the directors are present or have waived notice of the meeting in writing or have consented to the holding of the meeting. When a meeting of the shareholders is held outside of Canada, the shareholders not present or who are not present by proxy and who have waived notice of the calling and have consented to the holding of the meeting are deemed to have consented to its being held outside Canada. Any business which may be transacted at a meeting of shareholders may be transacted at such a meeting.

18.03 NOTICE OF MEETING. Notice of the time and place of a meeting of shareholders shall be sent by mail or telegram not less than twenty-one days nor more than fifty days before the meeting, to each shareholder entitled to vote at the meeting, to each director, and to the auditor of the Corporation.

18.04 CONTENT OF NOTICE. A notice of meeting of shareholders shall state all the business to be transacted thereat in sufficient detail to form a reasoned judgement thereon, as well as the text of any special resolution to be submitted to the meeting. All forms of proxies and management proxy circulars required according to the Act as well as any proposal submitted by a shareholder entitled to vote in virtue of section 137 of the Act shall be included in a notice of meeting. A notice of annual meeting need not necessarily specify that the financial statements, the auditors report, election of directors or the re-appointment of the auditor will be considered at the meeting, however a copy of the financial statements and the auditor's report shall be included with the notice.

18.05 NOTICE TO AUDITOR. The auditor of the Corporation is entitled to receive notice of every meeting of shareholders and, at the expense of the Corporation, to attend and be heard thereat on matters relating to his duties as auditor. If a director or shareholder of the Corporation, whether or not the shareholder is entitled to vote at the meeting, gives written notice not less than ten days before a meeting of shareholders to the auditor or a former auditor of the Corporation, the auditor or former auditor shall attend the meeting at the expense of the Corporation and answer questions relating to his duties as auditor.

18.06 SPECIAL MEETINGS. Special meetings of the shareholders may be convened at any time by the directors or the President by way of a notice of meeting sent not less than twenty-one days nor more than fifty days before the meeting.

18.07 CALLING BY SHAREHOLDERS. The holders of not less than five per cent of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. The requisition which may consist of several documents of like form each signed by one or more shareholders, shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation. On receiving the requisition, the directors shall call a meeting of shareholders within 21 days to transact the business stated in the requisition, unless a record date has been fixed under subsection 134(2) and notice thereof has been given under subsection 134(4), the directors have called a meeting of shareholders and have given notice thereof under section 135, or if it clearly appears that the proposal is submitted by the shareholder primarily for the purpose of enforcing a personal claim or redressing a personal grievance against the Corporation or its directors, officers or security holders, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes; additionally, the directors are not required to call the meeting if the Corporation, at the shareholder's request, included a proposal in a management proxy circular relating to a meeting of shareholders held within two years preceding the receipt of such request, and the shareholder failed to present the proposal, in person or by proxy, at the

meeting; or if substantially the same proposal was submitted to shareholders in a management proxy circular or a dissident's proxy circular relating to a meeting of shareholders held within two years preceding the receipt of the shareholder's request and the proposal was defeated; or if the rights conferred by section 137 of the Act are being abused to secure publicity. If the directors do not after receiving the above mentioned requisition call a meeting within the above mentioned delay, any shareholder who signed the requisition may call the meeting. The Corporation shall reimburse the shareholders the expenses reasonably incurred by them in requisitioning, calling and holding the meeting.

18.08 ANNUAL MEETINGS. Annual meetings of the shareholders of the Corporation shall be held not later than six (6) months after the end of the financial year of the Corporation and not later than fifteen (15) months after the holding the last preceding annual meeting. The directors shall determine the exact date, time and place of the annual meeting.

18.09 WAIVER OF NOTICE. A meeting of the shareholders may lawfully be held at any time and for any purpose without the notice required by the Act or its regulations, if all shareholders entitled to vote at such meeting, all the directors and the auditor, waive notice of the meeting in any manner and, such waiver of notice may take place either before, during or after the meeting. The attendance of a shareholder, a director or the auditor or of any other person allowed to attend such meeting constitutes a waiver of notice, unless he attends for the express purpose of objecting to the holding of the meeting because of, among other reasons, an irregularity in its calling. The signature, by any of the aforementioned, of a resolution in lieu of a meeting is also a waiver of notice of the calling and holding of an actual meeting.

18.10 IRREGULARITIES. Irregularities in the notice of meeting or in its delivery as well as its accidental omission or the non receipt of notice by any shareholder, a director, the auditor or any other person allowed to attend the meeting shall not affect the validity of a meeting of the shareholders.

18.11 QUORUM. Unless otherwise provided in the Act, or the articles or by-laws of the Corporation, the presence, in person or by proxy, of a person holding or representing one or more shares issued by the Corporation carrying the right to vote, constitutes a quorum for a meeting of shareholders for the purpose of choosing a chairman of the meeting and, if required, to declare the adjournment of the meeting. For any other purposes, a quorum shall exist no matter how many persons are actually present when, within fifteen (15) minutes after the time fixed for the meeting, the holders of more than fifty (50) per cent of the shares entitled to vote thereat, are present, in person or by proxy. If a quorum is present at the commencement of a meeting of shareholders, the shareholders present in person or by proxy may proceed with the business of the meeting notwithstanding the fact that a quorum is not maintained throughout the meeting. If the Corporation has one sole shareholder or if there is only one holder of a category of shares having the right to vote at a meeting of shareholders, the shareholder present in person or represented by proxy shall constitute a quorum, for all purposes.

18.12 ADJOURNMENT. A shareholder present, in person or by proxy, constituting a quorum for the purposes of adjourning a meeting of shareholders may adjourn the meeting. The chairman of a meeting may, with the consent of the shareholders present in person or by proxy and having the right to vote, adjourn the meeting to a specified date and time if he deems it necessary. Notice of the adjournment of a meeting to a date less than thirty (30) days later shall be given by an announcement made before the original meeting is adjourned. If a meeting of shareholders is adjourned one or more times for a total of thirty (30) days or more, notice of adjournment of such meeting shall be given in the same manner as the original notice of meeting. A meeting held after an adjournment may validly transact any business as long as a quorum is attained and, the persons who constituted the quorum at the adjourned meeting are not required to constitute the quorum at the continuation. If a quorum is not attained at the continuation of the meeting, the meeting is deemed to have ended immediately after its adjournment.

18.13 CHAIRMAN AND SECRETARY. The President of the Corporation or, in his absence, any Vice-President, shall preside at the meetings of shareholders. The Secretary of the Corporation shall act as the secretary at meetings of the shareholders. In their absence, the shareholders may designate any person to act as chairman or secretary of the meeting. It is not necessary to appoint a chairman and a secretary if a meeting is adjourned.

18.14 PROCEDURE. The chairman of the meeting of shareholders shall be responsible for the proper conduct of the meeting and shall submit any proposal upon which a vote of the shareholders is required. He shall establish reasonable and impartial rules of procedure to be followed, subject to the Act, the by-laws of the Corporation and those rules normally followed by deliberative assemblies. He shall decide any matter including, among others, issues relating to the validity of a proxy. Such decisions are final and shall bind the shareholders.

18.15 RESOLUTIONS IN LIEU OF MEETING. A resolution in writing, signed by all the shareholders entitled to vote on that resolution at a shareholders' meeting, is as valid as if it had been adopted at the meeting, except when a director submits a statement in virtue of section 110(2) of the Act or when the auditor submits a statement in virtue of section 168(5) of the Act. Copies of all such resolutions shall be kept with the minutes of the shareholders' meetings.

19 SHAREHOLDERS' RIGHT TO VOTE

19.01 PRINCIPLE. Subject to the articles of the Corporation, each shareholder shall be entitled to one vote for each share he holds carrying a right to vote at a meeting of the shareholders. This right shall belong to the shareholders whose names appear in the securities register on the record date or, if no record date is fixed, at the close of business on the day immediately preceding that on which notice is given or, if no notice is given, the day on which the meeting is held.

19.02 JOINT SHAREHOLDERS. When two or more persons hold shares jointly, one of such persons present at a meeting of shareholders may, in the absence of the other(s), vote the shares held jointly. However, when two or more of such persons who are present, in person or by proxy, vote, they shall vote as one on the shares held jointly by them.

19.03 SHAREHOLDERS' REPRESENTATIVE. When a person is the holder of shares as the representative of a shareholder, such person or his proxy holder is entitled to vote such shares at any meeting of the shareholders where such shares have the right to vote.

19.04 VOTING BY A SHOW OF HANDS. Any question submitted to a meeting of the shareholders shall be decided by a vote by a show of hands, unless a ballot is requested or unless the chairman designates another manner of voting. Subject to section 152 of the Act, proxy holders may vote by a show of hands. The chairman of the meeting shall not be entitled to a second or casting vote in the event that the vote is tied. At any meeting of the shareholders, a statement by the chairman that a resolution has been adopted or rejected by unanimous consent or by a particular majority constitutes conclusive evidence of the adoption or rejection of such resolution without requiring further evidence as to the number or percentage of votes cast in favour or against the proposal.

19.05 BALLOT. Voting at a meeting of shareholders shall be by ballot if a shareholder or a proxy holder entitled to vote at the meeting so requests. Each shareholder or proxy holder shall deliver to the scrutineer of the meeting a ballot on which appears his name or those of the shareholders he represents by proxy, as well as the number of votes he is entitled to cast and the manner in which they are to be cast. A vote by ballot may be requested before or after a vote by a show of hands, and such request may be withdrawn before the ballot is taken.

19.06 SCRUTINEER. The chairman of a meeting of the shareholders may appoint one or more persons, who need not be representatives nor shareholders of the Corporation, to act as scrutineers at any meeting of shareholders. In absence of such appointment, the secretary of the meeting shall act as the scrutineer.

20 PROXIES

20.01 PROXIES. A shareholder entitled to vote at a meeting of the shareholders may, by means of a proxy, appoint a proxy holder as well as one or more alternate proxy holders, none of whom are required to be shareholders, to attend and act at the meeting within the limits of the proxy. The proxy naming a proxy holder shall be signed by the shareholder or by his mandatory authorized in writing, however it need not be signed before witnesses. A proxy holder may hold the proxies of more than one shareholder. A proxy shall be valid only at the meeting in respect of which it is given as well as any reconvened meeting in case of adjournment.

20.02 FORM OF PROXY. The written instrument appointing a proxy holder may read as follows:

The undersigned, , shareholder of
hereby appoints , or in his absence
, as his mandatory for the purpose of attending
the meeting of the shareholders to be held at
on the day of 19 and to any continuation of this meeting in case of adjournment, and for the purpose of acting on his behalf with the same authority as if the undersigned attended the said meeting in person or its continuation in case of adjournment.

Dated this day of 19 .

....
Signature of shareholder

20.03 REVOCATION. A proxy implies the revocation of any prior proxy. A shareholder may revoke a proxy by depositing a written instrument executed by him or his mandatory authorized in writing, at the registered office of the Corporation before the end of the last business day preceding the meeting, or an adjournment thereof, or in any other manner permitted by the Act.

20.04 DEPOSIT OF PROXIES. The directors may adopt a by-law designating a place, other than that where a meeting of shareholders or any adjournment thereof is to be held, where proxies shall be deposited before the holding of the meeting. Such by-law may provide that all proxies so deposited may vote as if they had been present at the meeting or any adjournment thereof and their votes in accordance with such by-law shall be valid and counted. Except as provided in the by-laws of the Corporation, the chairman of any meeting of the shareholders may, at his sole discression, decide to accept as valid a telegram, cable, telex or other written communication authorizing any person who claims to represent and vote in the name of a shareholder, notwithstanding the fact that no proxy giving such authority has been deposited with the Corporation and any vote cast by such person following the acceptance of such communication by the chairman shall be valid and counted.

20.05 SOLICITATION OF PROXIES. When the Corporation has more than fifteen (15) shareholders, two or more joint holders being counted as one shareholder, it shall concurently with giving notice of a meeting of shareholders, send a form of proxy in prescribed form to each shareholder. Proxies shall be solicited by way of a management proxy circular in prescribed form, either as an appendix to or as a seperate document from the notice of meeting, in case of a solicitation by or on behalf of the management of the Corporation or in case of solicitation by a dissident, and in the later case the solicitation shall state the objectives of the dissident. A copy of such circular shall be sent to the Director, together with a copy of the notice of meeting, form of proxy and any other documents for use in connection with the meeting. A person who solicited a proxy and is appointed proxyholder shall attend in person or cause an alternate proxyholder to attend the meeting of shareholders in respect of which the

proxy is given and comply with the directions of the shareholder who appointed him and shall have the same rights as the shareholder who appointed him to speak at the meeting in respect of any matter, to vote by way of ballot and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote by way of any show of hands.

PART III THE CORPORATION WITH ONE DIRECTOR AND SHAREHOLDER

CHAPTER 1 REPRESENTATION OF THE CORPORATION

21 THE SOLE DIRECTOR

21.01 COMPOSITION OF THE BOARD OF DIRECTORS. The Board of directors is composed of one sole director.

21.02 TERM OF OFFICE. Unless otherwise decided by the sole shareholder, the sole director's term in office shall be for one (1) year. Unless otherwise provided in the Act or the articles of the Corporation, the sole director may resign from office and be replaced by another director at the same meeting.

22 POWERS OF THE SOLE DIRECTOR

22.01 GENERAL PRINCIPLE. The sole director shall exercise, alone, all the powers of the Corporation except those which the Act or a written statement of the sole shareholder expressly reserved for the shareholders. The sole director may adopt resolutions with respect to the exercise of such power and copies of all such resolutions shall be kept in the books of the Corporation.

22.02 SHARES. Unless otherwise provided in the Act, the articles or a written statement of the sole shareholder, the sole director has complete power with regard to the shares of the Corporation and he may, in particular, by resolution accept subscriptions for shares, allot, issue and distribute fully paid shares or otherwise dispose of them in favour of any person in exchange for a consideration which is not contrary to the Act, the articles or the written statement of the sole shareholder.

22.03 DONATIONS. The sole director may gratuitously dispose of some of the property of the Corporation, even for substantial amounts, without obtaining the consent of the sole shareholder, provided that such donations are made in the best interests of the Corporation.

22.04 BANKING. Banking and financial operations of the Corporation shall be carried on with the banks or other financial institutions designated by the sole director. He shall also designate the persons to carry out the banking or financial operations on behalf of the Corporation.

22.05 FINANCIAL YEAR. The date of the end of the financial year of the Corporation shall be determined by the sole director.

22.06 AUDITOR OR ACCOUNTANT. Subject to the Act, the sole shareholder may decide not to appoint an auditor, and if such is the case he may then appoint an accountant and determine his remuneration without having to adopt a resolution to this effect.

23 OFFICERS AND OTHER REPRESENTATIVES

23.01 APPOINTMENT AND PLURALITY. The sole director shall hold the offices of President and Secretary of the Corporation. He may also create other offices and name capable persons, whether shareholders or not, to represent the Corporation and perform the duties that he determines.

23.02 TERM. An officer or other representative shall remain in office until the sole director appoints his successor, subject to the right of the sole director to dismiss the officer or other representative before term. An officer may resign from office by sending a letter of resignation to the registered office of the Corporation.

23.03 REMUNERATION. The sole director shall fix the remuneration of the officers and other representatives of the Corporation, without having to adopt a resolution to this effect. Such remuneration is subject to the terms of any employment contract which may exist between the officer or other representative and the Corporation.

23.04 POWERS AND DUTIES. The sole director shall determine the powers of the officers and other representatives of the Corporation. He may delegate to them all his powers except those which are expressly reserved for the directors by the Act. The officers and other representatives shall exercise their powers in the best interests of the Corporation within the limits of their respective mandates.

23.05 SIGNING OF DOCUMENTS. Contracts, documents and written instruments requiring the signature of the Corporation may be signed by the sole director acting in his capacity of President and Secretary of the Corporation and all such contracts, documents and written instruments so signed shall bind the Corporation without any other authorization or formality. The sole director may also designate any other person to sign and deliver on behalf of the Corporation all contracts, documents and written instruments. The words «contracts, documents and written instruments» include, among others, deeds, hypothecs, pledges, transfers and assignments of any kind, agreements, receipts and discharges, bonds, debentures and other securities and cheques and other bills of exchange of the Corporation.

23.06 LEGAL PROCEEDINGS. The President, any officer or other person authorized by the directors are respectively authorized to appear and to answer for the Corporation with respect to all writs, orders, interrogatories upon articulated facts issued by any court; to answer in the name of the Corporation with respect to any seizure by garnishment in which the Corporation is garnishee and to make any affidavit or sworn declaration relating to such seizure or to any proceeding to which the Corporation is made a party; to make demands of abandonment or petitions for

winding-up or sequestration orders against any debtor of the Corporation, to attend and vote at any meeting of the creditors of the debtors of the Corporation; to grant proxies and to undertake, with respect to such proceedings, any action they deem in the best interests of the Corporation.

CHAPTER 2 THE SOLE SHAREHOLDER

24 SHARES AND DIVIDENDS

24.01 SHARE CERTIFICATES. The sole director shall determine the form and subject to the Act the wording of the certificates representing the shares of the Corporation. Such share certificates shall be signed by the sole director.

24.02 DIVIDENDS. Subject to section 42 of the Act, the sole director may declare dividends payable in money or by issuing fully paid shares of the Corporation. He may also set aside a reserve fund for the payment of dividends.

25 RESOLUTIONS OF THE SOLE SHAREHOLDER

25.01 POWERS. The sole shareholder shall exercise alone all the powers that the Act expressly reserves for the shareholders by way of resolutions of the sole shareholder. A copy of all such resolutions shall be kept in the books of the Corporation.

25.02 ANNUAL RESOLUTIONS AND OTHERS. The sole shareholder shall adopt, annually, resolutions of the sole shareholder in which he approves the financial statements and, if such be the case, the auditors' report, appoints the auditor or decides not to appoint one, re-appoints the sole director and decides on any other matter which is in his power to decide. The sole shareholder may also, at any time, adopt any resolution of the sole shareholder with regard to any matter which he may legally deliberate upon.

DECLARATION

The preceding is the complete text of the general by-laws duly adopted by the Corporation.

....
President and/or Secretary

ARIEL SHLIEN, President.

GENERAL BORROWING BY-LAW

BY-LAW NUMBER 2

The following general borrowing by-law of the Corporation, also referred to as by-law number 2, which gives to the directors the power to borrow money upon the credit of the Corporation, has been adopted by resolution of the Board of directors and confirmed by resolution of the shareholders, in conformity with the Act.

Subject to the articles, the by-laws and a unanimous shareholder agreement, and without limiting the powers conferred on the Corporation by the Act, the articles or by a unanimous shareholder agreement, IT IS HEREBY RESOLVED that the directors may, without the authorization of the shareholders:

a) borrow money upon the credit of the Corporation;

b) issue, reissue sell or pledge debentures and other debt obligations of the Corporation;

c) subject to section 44 of the Act, give a guarantee in the name of the Corporation to secure an obligation of any person;

d) create a security interest in particular by means of a mortgage in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation; and

e) notwithstanding any existing law, by authentic deed, for the purpose of securing any bonds, debentures or debenture-stock which it is by law entitled to issue, hypothecate, mortgage or pledge any property, moveable or immoveable, present of future, which it may own in Quebec. Such hypothecation, mortgaging or pledging may be by trust deed to any trustee, and such security shall be good and valid, notwithstanding that the mortgagor or pledgor may be permitted by the trustee to remain in the possession and use of the property so mortgaged or pledged.

No limitations and restrictions shall apply to the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

DECLARATION

The preceding is the entire text of the general borrowing by-law duly adopted by the Corporation.

....

President and/or Secretary

ARIEL SHLIEN, President.

BANKING BY-LAW

BY-LAW NUMBER 3

The following banking by-law, also referred to as by-law number 3, has been adopted by resolution of the Board of directors and confirmed by resolution of the shareholders, in conformity with the Act.

IT IS HEREBY RESOLVED:

1. That the directors of the Corporation shall be authorized to borrow money upon the credit of the Corporation, for the required amounts, by way of loan, overdraft or otherwise from a bank or financial institution.

2. That all promissory notes and other negotiable instruments, including partial and complete renewals covering such loans as well as the interest accruing therefrom, given to the said bank or financial institution and signed in the name of the Corporation by its officers authorized to sign negotiable instruments on behalf the Corporation, shall bind the Corporation.

3. That the directors may secure such loans or the execution of any other obligation contracted by the Corporation in favour of the bank or financial institution by way of mortgage, hypothec, charge or pledge on all property, moveable or immoveable, present or future, of the Corporation. Any mortgage, hypothec, charge or pledge so granted by the Corporation and signed by its officers authorized to sign negotiable instruments on behalf the Corporation, shall bind the Corporation.

4. That all contracts, deeds, documents, grants and other guarantees reasonably required by the said bank or financial institution or its lawyer or notary, for the purposes stated above, shall be executed, completed, and delivered by the authorized officers of the Corporation.

5. When the present by-law has been confirmed by the shareholders of the Corporation, it shall remain in force until another by-law repealing it is confirmed by the shareholders and a copy is delivered to the said bank or financial institution.

DECLARATION

I HEREBY CERTIFY that this is a true copy of by-law number 3 duly adopted by the Corporation, in conformity with the Act.

....

President and/or Secretary

ARIEL SHLIEN, President.